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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

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                               INVESTOR AGREEMENT

                         DATED AS OF SEPTEMBER 17, 1999

                                  BY AND AMONG

                                   SONERA LTD.
                      A FINNISH LIMITED LIABILITY COMPANY,

                        VOICESTREAM WIRELESS CORPORATION,
                            A WASHINGTON CORPORATION

                                       AND

                    VOICESTREAM WIRELESS HOLDING CORPORATION,
                             A DELAWARE CORPORATION.

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                               INVESTOR AGREEMENT


        This INVESTOR AGREEMENT (this "AGREEMENT") is made as of September 17, 1999 by and between Sonera Ltd., a limited liability company organized under the Laws of the Republic of Finland ("Sonera"), VoiceStream Wireless Corporation, a Washington corporation ("VOICESTREAM"), and VoiceStream Wireless Holding Corporation, a Delaware corporation (the "COMPANY").

        WHEREAS, Aerial Communications, Inc, a Delaware corporation ("AERIAL"), Telephone and Data Systems, Inc. ("TDS"), VoiceStream, the Company and VoiceStream Subsidiary III Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("SUB"), have entered into an Agreement and Plan of Reorganization, dated as of September 17, 1999 (the "AERIAL REORGANIZATION AGREEMENT"), pursuant to which Sub will be merged into Aerial.

        WHEREAS, VoiceStream, the Company and Omnipoint Corporation, a Delaware corporation ("Omnipoint"), have entered into an Agreement and Plan of Reorganization, dated June 23, 1999 (the "Omnipoint Reorganization Agreement"), whereby, among other things, a subsidiary of the Company will merge with and into Omnipoint (the "Omnipoint Reorganization").

        WHEREAS, the Investor and the Company wish to set forth certain agreements concerning the ownership and transfer of shares of Common Stock, and certain other matters as provided herein.

        NOW, THEREFORE, in consideration of the mutual and dependent promises set forth herein, the Investor hereby agrees with the Company, and the Company hereby agrees with the Investor, as follows:

1. EFFECTIVE DATE OF AGREEMENT AND OTHER MATTERS.

        (a) This Agreement shall become effective at the earlier of (i) the Effective Time pursuant to and as defined in the Omnipoint Reorganization Agreement, or (ii) the Effective Time pursuant to and as defined in the Aerial Reorganization Agreement.

        (b) All representations, warranties and covenants made by either VoiceStream or the Company are hereby made on a joint and several basis by VoiceStream and the Company.

2. DEFINITIONS.

        (a) Unless the context requires otherwise, capitalized terms used but not defined in this Agreement have the meanings given in the Aerial Reorganization Agreement.

        (b) As used in this Agreement, the following terms have the respective meanings set forth below (applicable to both the singular and plural forms of such terms):

        "AFFILIATE" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of Section 3 of this



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Agreement, none of the following shall be deemed to be an Affiliate of the
Investor: (A)(i) the Company, (ii) the Cook Inlet Parties, or (iii) any of the Current Principal Stockholders or their Affiliates, or (B) any Person who would be an Affiliate of Investor solely because such Person is an Affiliate of any of the Persons referred to in clause (A) of this provision.

        "AGREEMENT" means this Investor Agreement, as amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

        "BANKRUPTCY EVENT" means the filing by the Company or VoiceStream of a petition in bankruptcy or the expiration of sixty (60) days after a petition in bankruptcy shall have been filed against the Company or VoiceStream and such petition shall not have been stayed or discharged during such sixty (60) day period; or upon the expiration of sixty (60) days after the commencement of any proceeding under any law for the relief of debtors seeking the relief or readjustment of the Company's or VoiceStream's indebtedness either through reorganization, winding-up, extension or otherwise, and such proceedings involving the Company or VoiceStream as debtor shall not have been vacated or stayed within such sixty (60) day period; or upon the appointment of a receiver, custodian or trustee for all or substantially all of the Company's or VoiceStream's property, or the making by the Company or VoiceStream of any general assignment for the benefit of creditors, or the admitting in writing by the Company or VoiceStream of its inability to pay its debts as they mature; or upon the voluntary or involuntary liquidation or dissolution of the Company or VoiceStream, other than the liquidation or dissolution of VoiceStream with or into the Company or another wholly-owned subsidiary of the Company.

        "BENEFICIALLY OWNED" and "BENEFICIAL OWNERSHIP" have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, excluding paragraph (d) of such Rule relating to the deemed beneficial ownership of a security if such person has the right to acquire such security within sixty (60) days.

        "BOARD" means the board of directors of the Company.

        "CHANGE OF CONTROL" means the acquisition by any Person or 13D Group of direct or indirect Beneficial Ownership of Voting Securities representing 50% or more of the Voting Power, pursuant to (i) an acquisition of Common Stock, (ii) any merger, consolidation or business combination involving the Company or any material portion of its business, or (iii) a recapitalization, restructuring, liquidation, dissolution or similar extraordinary transaction relating to the Company or any material portion of its business; provided, that the foregoing shall not be deemed to constitute a Change of Control if immediately after such transaction or event Persons who were stockholders of the Company immediately prior to such transaction or event continue to Beneficially Own on a proportionate basis Voting Securities which represent more than fifty percent (50%) of the Voting Power of the surviving or resulting entity immediately after such transaction or event; provided further, that, notwithstanding the foregoing, a Change of Control shall be deemed to occur if any one of the Current Principal Stockholders shall Beneficially Own fifty percent (50%) or more of the Voting Power.

        "COMMISSION" means the United States Securities and Exchange Commission.



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        "COMMON STOCK" means the Company's Common Stock, $0.001, and shall include any new, substituted and additional securities issued at any time in replacement of the Common Stock or issued or delivered with respect to the Common Stock.

        "COMPANY" means VoiceStream Wireless Holding Corporation, a Delaware corporation, and its successors and assigns.

        "COOK INLET PARTIES" means (i) Cook Inlet Western Wireless PV/SS PCS, L.P., (ii) Cook Inlet VoiceStream PCS, LLC, (iii) Cook Inlet VoiceStream II, LLC, (iv) Cook Inlet VoiceStream III, LLC and any similar joint venture in which the Company, Omnipoint, VoiceStream or their Subsidiaries from time to time are significant equity owners.

        "CURRENT PRINCIPAL STOCKHOLDERS" means the individuals and entities listed on Schedule I and their Permitted Affiliated Transferees (as defined in the Voting Agreement) and, with respect to Hutchinson USA, its Disqualified Affiliates (as defined in the Hutchinson USA Investor Agreement).

        "DISINTERESTED BOARD APPROVAL" means the affirmative vote or written consent of a majority of the Board (excluding Investor Directors) then in office.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "IMPUTED COST OF FUNDS" means LIBOR plus 275 basis points.

        "INCREMENTAL SHARES" has the meaning given in Section 3(c)(i).

        "INVESTOR" unless otherwise specified herein, means Sonera and its successors and assigns and Affiliates which from time to time hold shares of Voting Securities.

        "INVESTOR DIRECTOR" means any member of the Board who has been designated by Investor or any member of the Investor Group for nomination or appointment as a director of the Company.

        "INVESTOR GROUP" means Investor and any of their respective Affiliates.

        "INVESTOR'S OWNERSHIP PERCENTAGE" means the percentage determined by dividing the shares of Common Stock Beneficially Owned by the Investor Group by the Voting Power of the Company both determined as of the same relevant date of determination.

        "INVESTOR TENDER OFFER" means a bona fide public tender offer subject to the provisions of Regulation 14D when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations under the Exchange Act, by any of the Investor Group (or any 13D Group that includes any of the Investor Group) to purchase or exchange for cash or other consideration any Common Stock and which consists of an offer to acquire one hundred percent (100%) of the outstanding Common Stock (without regard to Common Stock owned by any of the Investor



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Group) and is conditioned (which condition may not be waived) on a majority of the shares of outstanding Common Stock held by shareholders other than any of the Investor Group being tendered and not withdrawn with respect to such offer.

        "HUTCHINSON USA" means Hutchinson Telecommunications PCS (USA) Limited, a British Virgin Islands Corporation.

        "HUTCHINSON USA INVESTOR AGREEMENT" means the Investor Agreement dated June 23, 1999 among Hutchinson USA, Hutchinson Telecommunications Limited and the Company.

        "PERMITTED TRANSFEREE" means any entity in which Investor owns, directly or indirectly, more than 40% of the outstanding voting power and of which members of the Investor Group collectively are the largest shareholder.

        "PERSON" means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof or any other entity.

        "QUALIFIED DESIGNEE" means an individual designated by Investor, provided that the Company shall have the right to approve such designee, which approval shall not be unreasonably withheld, so long as such individual's membership on the Board shall not cause any violation of any Federal anti-trust law or any other Federal or state law.

        "REORGANIZATION" has the meaning given in the Omnipoint Reorganization Agreement.

        "SALE" means (i) a public offer and sale or other public distribution of securities, including pursuant to an effective registration statement under the Securities Act, or (ii) an offer or sale not involving a public offering pursuant to an exemption from registration under Rules 144 or 145 or otherwise under the Securities Act.

        "STANDSTILL PERIOD" has the meaning given in Section 3(a)(i).

        "STANDSTILL TERMINATION EVENT" means the date on which the first of the following occurs: (i) the Investor Group Beneficially Owns, in the aggregate, less than ten percent (10%) of the Voting Power, (ii) the Investor Group Beneficially Owns, in the aggregate, more than 90% of the Voting Power, (iii) a Change of Control or (iv) a Bankruptcy Event.

        "SUBSIDIARY" means, as to any Person, another Person which is an entity as to which such Person owns more than fifty percent (50%) of the outstanding voting power and more than fifty percent (50%) of the equity.

        "THIRD PARTY CHANGE OF CONTROL" has the meaning given in Section 3(a)(i)(C).

        "THIRD PARTY OFFER" has the meaning given in Section 3(a)(i)(C).



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        "THRESHOLD PERCENTAGE" means nineteen and nine tenths percent (19.9%);
provided that the Threshold Percentage shall be less to the extent necessary if such ownership would cause a violation of the spectrum cap limits set by 47 C.F.R. Section 20.6 or other legislation or rule or that will require divestiture by VoiceStream or the Company (including for this purpose the Cook Inlet Parties) pursuant to said rule, as such rule may be modified or replaced from time to time; provided that, in such event, upon the request of Investor, VoiceStream and the Company shall use commercially reasonable efforts and cooperate with the Investor Group to seek to obtain appropriate waivers from such FCC rules or effect other commercially reasonable arrangements which would permit the Investor Group to increase its ownership percentage to a maximum of nineteen and nine tenths percent (19.9%). The Threshold Percentage shall be calculated by dividing the Voting Power of the Voting Securities which are Beneficially Owned by the Investor Group by the Voting Power as of the date of determination.

        "TRANSFER" means any sale, assignment, pledge, hypothecation, or other transfer, disposition or encumbrance of any interest (and includes an exchange of shares in a merger, consolidation or similar transaction).

        "TRIGGERING PERSON" has the meaning given in Section 3(b)(i)(A).

        "VOTING AGREEMENT" means any voting or similar agreement to which any member of the Investor Group and either or both of the Company or VoiceStream are party from time to time which provides, among other things, for the voting of securities for the election of directors of VoiceStream or the Company.

        "VOTING POWER" means, as of the date of determination, the total number of votes which may be cast in the election of directors of the Company at any meeting of shareholders of the Company if held on such date of determination if all Voting Securities then outstanding were present and voted to the fullest extent possible at such meeting. Voting Power shall be determined based on information included in the Company's or VoiceStream's most recently filed Form 10-K or Form 10-Q notwithstanding subsequent changes thereto unless such changes have been reported on a Form 8-K or reported to Investor in writing by the Company or VoiceStream.

        "VOICESTREAM" means VoiceStream Wireless Corporation, a Washington corporation.

        "VOTING SECURITY" means, as of the date of determination, the Common Stock of the Company, any other security generally entitled to vote for the election of directors.

        "13D GROUP" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D or a Schedule 13G with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned (as defined without excluding paragraph (d) of Rule 13d-3) sufficient securities to require such a filing under the Exchange Act. When references herein are to a group under Section 13(d) and not to members of such group, such references shall be deemed to refer to actions of the group acting as such group



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and not to the individual actions of any members of such group, unless and to the extent such actions would not be permitted to be taken by the group.

        When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein," "hereunder" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.

3. STANDSTILL.

        (a) STANDSTILL OBLIGATIONS.

                  (i) LIMITATION. Unless there shall have occurred a Standstill Termination Event, until the fifth (5th) anniversary of the date of this Agreement (the "STANDSTILL PERIOD"), except with Disinterested Board Approval, no member of the Investor Group shall, directly or indirectly,

                (A) acquire or agree to acquire any Voting Securities (except by way of stock splits, stock dividends or other distributions) if, in any such case, the effect of such acquisition would be to increase the Investor's Ownership Percentage to more than the Threshold Percentage;

                (B) solicit proxies with respect to the Voting Securities or become a "PARTICIPANT" in any "ELECTION CONTEST" (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange Act) relating to the election of directors of the Company, it being understood that the Investor Group shall not be deemed to be such a participant merely by reason of the membership of any Investor Directors on the Board pursuant to the terms of any Voting Agreement; provided, that if VoiceStream or the Company shall be in breach under any Voting Agreement (which breach, in the reasonable judgment of Investor, could likely result in an Investor Director not being elected in accordance with the terms of the Voting Agreement), the Investor Group may engage in such activities for the limited purpose of electing the Investor Directors; or

                (C) join a 13D Group (other than a 13D Group which includes all of the Current Principal Stockholders) with any Person which is not a member of the Investor Group or otherwise induce, attempt to induce or in any manner act in concert with any such Person for the purpose of initiating or effectuating a tender offer or exchange offer for any Voting Securities (a "THIRD PARTY OFFER") or a transaction which would result in a Change of Control (a "THIRD PARTY CHANGE OF CONTROL"); provided that the provisions of this clause (C) shall not be applicable if any Current Principal Stockholder holding more than 5% of the Voting Power shall have engaged in any material respect in any of the activities referred to in this clause (C).



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                (D) either alone or through or with any Person initiate, induce, attempt to induce or in any manner act in concert with or otherwise support, encourage or act in concert with, any such Person for the purpose of initiating or effectuating a tender or exchange offer or Change of Control; or

                (E) disclose to any Person any intention, plan or arrangement inconsistent with the foregoing.

        Nothing in this Section 3(a)(i) shall have the effect of (i) precluding a member of the Investor Group from participating in a Third Party Offer or voting or agreeing to vote its shares in favor of a Third Party Change of Control in which the Investor Group would receive consideration on the same basis as is generally available to other holders of Common Stock or (ii) prohibiting any Investor Director (acting in such capacity) from participating
(A) in discussions with other members of the Board or (B) in meetings of the Board.

        If any member of the Investor Group makes such an acquisition or exercise that would increase the percentage interest of the Investor Group in the Voting Power to more than the Threshold Percentage, such excess shares shall (for so long as the Voting Power exceeds the Threshold Percentage) be voted in a manner proportionate to shares voted by the shareholders of the Company other than the Investor Group and the Permitted Transferees; provided, that if the excess shares shall result from the bad faith actions of the Investor Group or its Affiliates, it shall promptly divest such excess; provided, further, however, that no member of the Investor Group shall be obligated to divest itself of such excess pursuant to this Section 3(a)(i) until such time as such divestment would not subject such member of the Investment Group to liability under Section 16(b) of the Exchange Act or any other applicable provision of Federal or state law.

                  (ii) RECAPITALIZATIONS, ETC. Notwithstanding Section 3(a)(i), no member of the Investor Group shall be obligated to dispose of any Voting Securities if the aggregate percentage ownership of the Investor Group is increased as a result of (x) a recapitalization, merger, consolidation or other reorganization of the Company, (y) a repurchase of Voting Securities by the Company or (z) any other action taken by the Company or its Affiliates other than the Investor Group.

                  (iii) REINSTATEMENT OF STANDSTILL. If a Standstill Termination Event shall have occurred by virtue of the Investor Group Beneficially Owning less than ten percent (10%) of the Voting Power and thereafter the Investor Group shall Beneficially Own more than ten percent (10%) of the Voting Power (other than as a result of (x) a recapitalization, merger, consolidation or other reorganization of the Company, (y) a repurchase of Voting Securities by the Company or (z) any other action taken by the Company or its Affiliates other than the Investor Group), the provisions of this Section 3 shall be deemed to have been reinstated.

        (b) EXCEPTION FOR CERTAIN THIRD-PARTY ACQUISITIONS.

                  (i) EXCEPTION TO STANDSTILL OBLIGATION. Notwithstanding
Section 3(a)(i), the Investor Group may:



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                (A) acquire Voting Securities without regard to the limitations set forth above but in accordance with Section 3(b)(ii) if at any time any person or 13D Group of persons, (other than any 13D Group which includes Investor or any of its Affiliates) (such person or persons together with any of their Affiliates, collectively, a "TRIGGERING Person"), directly or indirectly, (x) makes a bona fide offer to acquire, or (y) acquires, Beneficial Ownership of Voting Securities which, if added to the Voting Securities (if any) already Beneficially Owned by such Triggering Person, would represent ownership of Voting Securities greater than the Threshold Percentage or, in the event the Triggering Person is Hutchinson USA, greater than the "Threshold Percentage" specified in the Hutchinson USA Investor Agreement, which is applicable at such time;

                (B) with Disinterested Board Approval, make an Investor Tender Offer during the Standstill Period; and

                (C) with Disinterested Board Approval, acquire Voting Securities (including stock options, warrants or rights to purchase Voting Securities) without regard to the limitations set forth above.

The Company shall give Investor written notice of the occurrence of any event of the type referred to in clause (A) promptly after it obtains knowledge of such event.

                  (ii) COMPETING OFFERS. If an event identified in Section 3(b)(i)(A) occurs and shall not have been withdrawn or terminated, the Investor Group shall be permitted to take such action and make such offers as may be considered to be of the same nature and type of action or offer and for the same resulting number of shares as that which is being taken by the Triggering Person; provided that the Investor Group may only acquire that number of shares which when added to the number of shares already owned by the Investor Group shall not exceed the number of shares Beneficially Owned (as defined without excluding paragraph (d) of Rule 13d-3) and to be acquired (assuming any proposals or offers to purchase have been consummated) by the Triggering Person. In proceeding with any action or offer permitted under this Section 3(b)(ii), the Investor Group shall be permitted to offer more favorable terms such as price, cash versus securities or other such terms as may be consistent with an offer of the same nature and type of consideration as that which is being proposed by the Triggering Person.

                  (iii) NO CONTESTING. If the Investor Group shall take any such action permitted by this Section 3(b), the Company agrees that it shall not in any way (whether by active opposition, Board announcement or otherwise) contest such action, subject in all events to the fiduciary obligations of the Company's Board and officers to the Company's stockholders.

        (c) OPTION TO PURCHASE INCREMENTAL SHARES.

                  (i) INCREMENTAL SHARES. If an event identified in Section 3(b)(i) occurs and as a result the Investor Group acquires Voting Securities which increase the Investor Group's percentage interest in the Voting Power to more than the Threshold Percentage (the "INCREMENTAL SHARES"), and thereafter the Triggering Person holds Voting Securities representing a percentage of the Voting Power less than the Threshold Percentage, then, upon the



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expiration of the Investor Group's right to dispose of the Incremental Shares as provided in Section 3(c)(ii) below, the Investor Group hereby grants to the Company or a designee selected with Disinterested Board Approval, for a period of ninety (90) days (subject to extension in the event of Investor's exercise of rights under Section 3(c)(ii) below), an option to acquire any Incremental
Shares at a price equal to the price paid by the Investor Group for such shares, plus such expenses and costs reasonably necessary to acquire the Incremental Shares and incurred by the Investor Group in acquiring the Incremental Shares (including the Imputed Cost of Funds of the Investor Group of holding the Incremental Shares until acquired by the Company or such designee); provided, however, that the Investor Group shall not be obligated to sell any Voting Securities pursuant to this Section 3(c)(i) until such time as such sale would not subject the Investor Group to liability under Section 16(b) of the Exchange Act or any other applicable provision of Federal or state law.

                  (ii) DISPOSITION. In the event that the Investor Group has acquired Incremental Shares from a seller or sellers other than the Company, for a period of sixty (60) days from the date on which the Investor Group holds Incremental Shares, the Investor Group shall have the right to sell such Incremental Shares as follows: (x) to an independent third party in a bona fide transaction or transactions; (y) if Rule 144 is available, into the public market in accordance with the terms of Rule 144; or (z) as provided under both
(x) and (y). In the event that the Investor Group elects to dispose of the Incremental Shares as provided in this Section 3(c)(ii), Investor shall provide written notice to the Company of such disposition and the purchase option granted to the Company pursuant to Section 3(c)(i) shall apply only to those Incremental Shares which have not been so disposed of; provided, however, that the Investor Group shall not be obligated to sell any Voting Securities pursuant to this Section 3(c)(ii) until such time as such sale would not subject the Investor Group to liability under Section 16(b) of the Exchange Act or any other applicable provision of Federal or state law.

                  (iii) ADJUSTMENT FOR FAILURE TO EXERCISE OPTION. In the event that the Company or its designee fails to exercise its option as provided in
Section 3(c)(i), the Threshold Percentage shall be increased to a percentage equal to the percentage of the Voting Power held by the Investor Group upon the expiration of the right to exercise such option by the Company or such designee.

                  (iv) VOTING OF INCREMENTAL SHARES. Until the Incremental Shares shall have been disposed of as provided in Section 3(c)(ii) and, if applicable, the option of the Company or its designee provided in Section 3(c)(i) shall have expired, the Incremental Shares shall be voted in a manner proportionate to shares voted by the shareholders of the Company other than the Investor Group and the Permitted Transferees.

                  (v) NO CIRCUMVENTION. (a) The Investor Group shall not attempt to circumvent the provisions of this Section 3(c) by taking any action that would have the effect of extending the periods for which Section 16(b) liability would apply.

                  (b) The Investor Group shall not acquire or agree to acquire any Voting Securities of, or other equity interest in, the Cook Inlet Parties except as a member of a 13D Group which includes all of the Current Principal Stockholders.



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4. TRANSFER.

        (a) The Voting Securities Beneficially Owned by the Investor Group shall be freely tradable and may be Transferred by the Investor Group in Sales as provided herein or in the Registration Rights Agreement, provided that the Investor Group takes reasonable care in approving a plan of distribution for sales of Common Stock pursuant to a registration statement or authorizing sales pursuant to Rules 144 or 145 or otherwise to preclude the acquisition of more than five percent (5%) of the Voting Power by any Person, Affiliate or 13D Group (other than the Current Principal Stockholders and their Permitted Affiliate Transferees (as defined in the Voting Agreement) and, with respect to Hutchinson USA, the Disqualified Affiliates (as defined in the Hutchinson USA Investor Agreement) unless otherwise approved by Disinterested Board Approval. Any Sale not made pursuant to a registration statement as permitted by the Registration Rights Agreement shall be made in compliance with Rule 144 and/or 145 or pursuant to another exemption from registration.

        (b) Provided that it shall have provided prior written notice to the Company, the Investor Group and the Permitted Transferees shall have the unrestricted right to Transfer their Voting Securities and the rights and obligations hereunder to members of the Investor Group and the Permitted Transferees (provided that any such transferees agree in writing to be bound by the terms of this Agreement).

        (c) Nothing herein shall restrict in any way the Transfer of any derivative security with respect to the Voting Securities Beneficially Owned by the Investor Group and the Permitted Transferees.

5. COVENANTS OF THE INVESTOR.

        Until the termination of the Aerial Reorganization Agreement in accordance with the terms thereof, Investor agrees as follows:

        (a) At any stockholders meeting of Aerial (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Aerial Reorganization or the Aerial Reorganization Agreement is sought, the Investor shall vote (or cause to be voted) the shares of Aerial Common Stock owned by it or its Affiliates in favor of the Aerial Reorganization, the approval and adoption of the Aerial Reorganization Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Aerial Reorganization Agreement.

        (b) At any meeting of stockholders of Aerial (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval is sought, other than with respect to the Aerial Reorganization or Aerial Reorganization Agreement, the Investor shall vote (or cause to be voted) the shares of Aerial Common Stock owned by it or its Affiliates against any merger agreement or merger, consolidation, sale of all or substantially all of the assets of Aerial, or reorganization, recapitalization, dissolution, liquidation or winding up of or by Aerial or any



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Subsidiary of Aerial or any other Acquisition Proposal. The Investor further agrees not to commit or agree to take any action inconsistent with the foregoing.

        (c) The Investor agrees not to (i) sell transfer, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to any Transfer of the shares of Aerial Common Stock owned by it or its Affiliates to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise (collectively, "Voting Agreement"), in relation to the shares of Aerial Common Stock owned by it or its Affiliates, and agrees not to commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the Investor may make Transfers to Permitted Transferees.

        (d) The Investor shall not, nor shall the Investor authorize any affiliate, director, officer, employee, investment banker, attorney or other advisor or representative of the Investor to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Acquisition Proposal or,
(ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal or (iii) directly or indirectly take or participate in any actions set forth in
Section 5.3 of the Aerial Reorganization Agreement.

        (e) The Investor shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Aerial Reorganization and the other transactions contemplated by the Aerial Reorganization Agreement.

        (f) Investor hereby irrevocable waives any rights of appraisal or rights to dissent from the Aerial Reorganization that Investor may have.

        (g) Sonera agrees to execute at the closing of the Omnipoint Reorganization and again at the closing of the Aerial Reorganization a tax certificate in the form attached hereto.

6. VOTING AGREEMENT AND DIRECTOR DESIGNEES.

        (a) Certain Stockholders of VoiceStream ("Parent Stockholders") are parties to a Voting Agreement, dated May 3, 1999 ("VoiceStream Voting Agreement"), pursuant to which each Parent Stockholder agreed on the terms set forth in the VoiceStream Voting Agreement to vote the shares of VoiceStream Common Stock Beneficially Owned by it at the time of a vote in favor of directors designated by such Parent Stockholders. On June 23, 1999 the Parent Stockholders entered into an Agreement (the "Omnipoint Voting Agreement") with certain stockholders of Omnipoint (the "Omnipoint Stockholders") in which they agreed, among other things, to terminate the VoiceStream Voting Agreement and enter into a new Voting Agreement on terms mutually satisfactory to Omnipoint Stockholders and Parent Stockholders ("Newco Voting Agreement") which will set forth voting arrangements which will apply to the Company after the Omnipoint Reorganization. The Parent Stockholders and Investor hereby agree to enter into a voting agreement ("Newco Voting Agreement II") effective on the Effective Time of the Omnipoint Reorganization on terms mutually satisfactory to the Parent Stockholders and Investor, pursuant to which (w) the voting arrangements which existed under the VoiceStream Voting Agreement will apply to the Company, (x) the provisions of Section 6 (b) below shall also be effectuated, (y) the provisions of the letter agreement, dated June 23, 1999 ("Hutchinson Letter"), with Hutchinson will be effectuated, and
(z) upon consummation of the Omnipoint Reorganization, the provisions of Section
7.4 of the Omnipoint Agreement shall be effectuated. On September 17, 1999, Parent Stockholders, Aerial, TDS, VoiceStream and the Company entered into a Parent Stockholders Agreement, whereby, among other things, Parent Stockholders and TDS agreed, effective on the Effective Time of the Aerial Reorganization, to enter into a voting agreement substantially similar to that contemplated hereby pursuant to which, in addition to the provisions referred in clauses (w), (y) and (z) above, the Principal Stockholders and TDS agreed to vote for one director designated by TDS. The Parent Stockholders and Investor shall use reasonable efforts to seek to have the Omnipoint Stockholders enter into Newco Voting Agreement II, effective on the Effective Time of the Omnipoint Reorganization, on terms mutually satisfactory to the Parent Stockholders, Investor and the Omnipoint Stockholders. If the Omnipoint Stockholders do not enter into Newco Voting Agreement II effective at the Effective Time of the Omnipoint Reorganization, the Parent Stockholder and Investor shall enter into Newco Voting Agreement II effective at the Effective Time of the Omnipoint Reorganization, it being understood and agreed that the Parent Stockholders and the Omnipoint Stockholders will still enter into the Newco Voting Agreement. The Parent Stockholders and Investor shall use reasonable efforts to seek to have TDS enter into Newco Voting Agreement II, effective on the Effective Time of the Aerial Reorganization, on terms mutually satisfactory to the Parent Stockholders, Investor and TDS. If TDS does not enter into Newco Voting Agreement II effective at the Effective Time of the Aerial Reorganization, the Parent Stockholder and Investor shall enter into Newco Voting Agreement II effective at the Effective Time of the Omnipoint Reorganization, it being understood and agreed that the Parent Stockholders and TDS will still enter into an appropriate voting agreement

        (b) Pursuant to Newco Voting Agreement II each of the Parent Stockholders and Investor (and the Omnipoint Stockholders if they agree to enter into such agreement) shall agree, on the terms set forth therein, to vote, or cause to be voted, all of the shares of Parent Common Stock Beneficially Owned by it at the time of the vote in person or by proxy (and shall take all other necessary or desirable action within the Investor's or such Parent Stockholder's control including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), for the election and continuation in office of (i) one (1) Qualified Designee as a director of the Company so long as the Investor Beneficially Owns at least 4,500,000 shares of Parent Common Stock; provided, however, if Investor owns more than 9,800,000 shares of Parent Common Stock and TDS owns less than 4,500,000 shares of Parent Common Stock, Investor shall be permitted to designate two (2) Qualified Designees; and (ii) the directors designated by the Parent Stockholders pursuant to the VoiceStream Voting Agreement (as restated in Newco Voting Agreement II), the Hutchinson Letter and Section 7.4 of the Omnipoint Agreement.

        (c) Parent agrees if necessary, to amend the Bylaws of Parent, to increase the number of authorized directors to a number sufficient to satisfy the obligations in the VoiceStream Voting Agreement, Newco Voting Agreement and Newco Voting Agreement II, as applicable.

7. MISCELLANEOUS.

        (a) WAIVER; AMENDMENTS. Except as expressly provided otherwise herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the Investor.

        (b) RECAPITALIZATION, EXCHANGES, ETC. The provisions of this Agreement shall apply to the full extent set forth herein with respect to shares or other securities of the Company that may be issued to the Investor in respect of, in exchange for, or in substitution of the Common Stock.

        (c) SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that, in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. Accordingly, each party hereto agrees that the other party, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

        (d) NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and, except to the extent otherwise expressly provided in this Agreement, shall be deemed to have been duly given if delivered by same day or next day courier (guaranteed delivery) or mailed, registered mail, return receipt requested, or transmitted by telegram, telex or facsimile
(i) if to the Investor, at the Investor's address appearing below or at any other address the Investor may have provided in writing to the Company and (ii) if to the Company, at 3650 131st Avenue S.E., Suite 400, Bellevue, WA 98006, U.S.A., Tel: (425) 586-8014, Fax: (425) 586-8080; Attention: General Counsel, or
such other address as the Company may have furnished to the Investor in writing, with copies (which shall not constitute notice) to Preston Gates & Ellis LLP, 5000 Columbia Center, 701 Fifth Avenue, Seattle, WA 98104, Attention: Richard B. Dodd, Esq., Facsimile No.: (206) 623-7022 and to Friedman Kaplan & Seiler LLP, 875 Third Avenue New York, NY 10022 Attention: Barry A. Adelman, Esq. Facsimile
No.: (212) 355-6401. If a notice hereunder is transmitted by confirmed fax so as to arrive during normal business hours during a Business Day at the place of receipt, then such notice shall be deemed to have been given on such Business Day at the place of receipt or, if so transmitted to arrive after normal business hours during a Business Day at the place of receipt, then such notice shall be deemed to have been given on the following Business Day at the place of receipt. If such notice is sent by next-day courier it shall be deemed to have been given on the next Business Day at the place of receipt following sending and, if by registered mail, on the fifth Business Day at the place of receipt following sending, provided, that the date of sending shall be deemed to be the date at the place of receipt at the time such notice is posted.

The Investor Group:

                             Sonera Ltd.
                             P.O. Box, Fin - 00051 - Tele
                             Teollisuuskatu 15
                             Helsinki, Finland
                             Attention:  Maire Laitinen, Esq.
                             Facsimile No.: 011-358-2040-3414

                      with a copy to:

                             Patton Boggs LLP
                             2550 M. St. N.W.
                             Washington, D.C.  20037
                             Attention: Richard M. Stolbach, Esq.
                             Facsimile No.:  (202) 457-6315

        (f) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties; provided, however, that this Agreement may not be assigned by any party hereto other than in compliance with the terms hereof.

        (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

        (h) ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings among such parties with respect to such subject matter.

        (i) APPLICABLE LAW. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts formed in such State. Each party hereto agrees that any suit, action or other proceeding arising out of this Agreement shall be brought and litigated in the courts of the State of Delaware or the United States District Court for the District of Delaware and each party hereto hereby irrevocably consents to exclusive personal jurisdiction and venue in any such court and hereby waives any claim it may have that such court is an inconvenient forum for the purposes of any such suit, action or other proceeding.

        (j) SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

        (k) FAILURE TO PURSUE REMEDIES. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

        (l) CUMULATIVE REMEDIES. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies except as otherwise expressly provided in this Agreement. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

        (m) SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

            [The remainder of this page was intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have executed this Investor Agreement as of the date first above written.

                             SONERA LTD.

                             ---------------------------------
                             Name:
                             Title:

                             VOICESTREAM WIRELESS CORPORATION

                             ----------------------------------
                             Name:
                             Title:

                             VOICESTREAM WIRELESS HOLDING
                             CORPORATION

                             ----------------------------------
                             Name:
                             Title:

                                   SCHEDULE I

                         CURRENT PRINCIPAL STOCKHOLDERS

NAME AND ADDRESS OF STOCKHOLDER

Hellman & Friedman Capital Partners II, L.P.
c/o Hellman & Friedman LLC
One Maritime Plaza, Suite 1200
San Francisco, California 94111
Attention: Mitchell R. Cohen
Fax: 415-788-0176

H&F Orchard Partners, L.P.
c/o Hellman & Friedman
One Maritime Plaza, Suite 1200
San Francisco, California 94111
Attention: Mitchell R. Cohen
Fax: 415-788-0176

H&F International Partners, L.P.
c/o Hellman & Friedman
One Maritime Plaza, Suite 1200
San Francisco, California 94111
Attention: Mitchell R. Cohen
Fax: 415-788-0176

GS Capital Partners, L.P.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Attention: Terence O'Toole
Fax: 212-902-3000

The Goldman Sachs Group, Inc.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Attention: Terence O'Toole
Fax: 212-902-3000

Bridge Street Fund 1992, L.P.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Attention: Terence O'Toole
Fax: 212-902-3000

Stone Street Fund 1992, L.P.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Attention: Terence O'Toole
Fax: 212-902-3000

Providence Media Partners L.P.
c/o Providence Ventures, Inc.
900 Fleet Center
50 Kennedy Plaza
Providence, Rhode Island 02903
Attention: Jonathan Nelson
Fax: 401-751-1790

John W. Stanton and Theresa E. Gillespie
c/o VoiceStream Wireless Corporation
3650 131st Avenue S.E., Suite 400
Bellevue, WA 98006
Attention: John W. Stanton
Fax: 425-586-8010

PN Cellular, Inc.
c/o VoiceStream Wireless Corporation
3650 131st Avenue S.E., Suite 400
Bellevue, WA 98006
Attention: John W. Stanton
Fax: 425-586-8010

Stanton Family Trust
c/o VoiceStream Wireless Corporation
3650 131st Avenue S.E., Suite 400
Bellevue, WA 98006
Attention: John W. Stanton
Fax: 425-586-8010

Stanton Communications Corporation
c/o VoiceStream Wireless Corporation
3650 131st Avenue S.E., Suite 400
Bellevue, WA 98006
Attention: John W. Stanton
Fax: 425-586-8010

Hutchinson Telecommunications
PCS (USA) Limited
c/o Offshore Incorporations Limited
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands
Telephone No.: 809-494-2233
Facsimile No.: 809-494-4885

Hutchinson Telecommunications Holdings (USA) Limited
c/o Offshore Incorporations Limited
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands
Telephone No.: 809-494-2233
Facsimile No.: 809-494-4885